                                                                   Exhibit 10.17

                                                                  Execution Copy

===============================================================================





                     STOCK AND WARRANT PURCHASE AGREEMENT


                                     among


                          PRIME RESPONSE GROUP INC.,

                      GENERAL ATLANTIC PARTNERS 52, L.P.

                                      and

                      GAP COINVESTMENT PARTNERS II, L.P.


                        ______________________________

                           Dated as of July 15, 1999
                        ______________________________

===============================================================================

                                                         Table of Contents
                                                         -----------------

                                                                                                    Page #
                                                                                                    ------

ARTICLE I                  DEFINITIONS...................................................................1
         1.1      Definitions............................................................................1
         1.2      Accounting Terms; Financial Statements.................................................6

ARTICLE II                 PURCHASE AND SALE OF PREFERRED STOCK
                           AND WARRANTS..................................................................6
         2.1      Purchase and Sale of Preferred Stock...................................................6
         2.2      Purchase and Sale of Warrants..........................................................6
         2.3      Certificate of Designations............................................................6
         2.4      Use of Proceeds........................................................................6
         2.5      Closing................................................................................6

ARTICLE III                REPRESENTATIONS AND WARRANTIES OF
                           THE COMPANY...................................................................7
         3.1      Corporate Existence and Power..........................................................7
         3.2      Authorization; No Contravention........................................................7
         3.3      Governmental Authorization; Third Party Consents.......................................8
         3.4      Binding Effect.........................................................................8
         3.5      Capitalization.........................................................................8
         3.6      Financial Statements...................................................................9
         3.7      No Default or Breach; Contractual Obligations..........................................9
         3.8      No Material Adverse Change; Ordinary Course of Business...............................10
         3.9      Private Offering......................................................................10
         3.10     Broker's, Finder's or Similar Fees....................................................10
         3.11     Disclosure............................................................................10

ARTICLE IV                 REPRESENTATIONS AND WARRANTIES OF
                           THE PURCHASERS...............................................................10
         4.1      Existence and Power...................................................................10
         4.2      Authorization; No Contravention.......................................................11
         4.3      Governmental Authorization; Third Party Consents......................................11
         4.4      Binding Effect........................................................................11
         4.5      Purchase for Own Account..............................................................11
         4.6      Restricted Securities.................................................................13
         4.7      Investment Experience.................................................................13
         4.8      Broker's, Finder's or Similar Fees....................................................13

ARTICLE V                  CONDITIONS TO THE OBLIGATION
                           OF THE PURCHASERS TO CLOSE ..................................................13
         5.1      Secretary's Certificate...............................................................13
         5.2      Filing of Certificate of Designations.................................................14
         5.3      Stockholders Agreement Amendment......................................................14

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                                                                                                    Page #
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
         5.4      Registration Rights Agreement Amendment...............................................14
         5.5      Purchased Shares......................................................................14
         5.6      Warrants..............................................................................14
         5.7      Waivers...............................................................................14
         5.8      Opinion of Counsel....................................................................14
         5.9      Adjustments to Series A and Series B Conversion Prices................................14

ARTICLE VI                 CONDITIONS TO THE OBLIGATION
                           OF THE COMPANY TO CLOSE......................................................15
         6.1      Stockholders Agreement Amendment......................................................15
         6.2      Registration Rights Agreement Amendment...............................................15
         6.3      Payment by the Purchasers.............................................................15
         6.4      Waiver................................................................................15

ARTICLE VII                INDEMNIFICATION..............................................................15
         7.1      Indemnification.......................................................................15
         7.2      Notification..........................................................................16

ARTICLE VIII               AFFIRMATIVE COVENANTS........................................................17
         8.1      Financial Statements and Other Information............................................17

ARTICLE IX                 MISCELLANEOUS................................................................19
         9.1      Survival of Representations and Warranties............................................19
         9.2      Notices...............................................................................19
         9.3      Successors and Assigns; Third Party Beneficiaries.....................................20
         9.4      Amendment and Waiver..................................................................20
         9.5      Counterparts..........................................................................20
         9.6      Headings..............................................................................21
         9.7      GOVERNING LAW.........................................................................21
         9.8      Severability..........................................................................21
         9.9      Entire Agreement......................................................................21
         9.10     Fees..................................................................................21
         9.11     Publicity.............................................................................21
         9.12     Further Assurances....................................................................22


EXHIBITS

A        Form of Certificate of Designations
B        Form of Stockholders Agreement Amendment
C        Form of Registration Rights Agreement Amendment
D        Form of Opinion of Brobeck Hale and Dorr International
E        Form of GAP LP Warrant and GAPCO Warrant

SCHEDULES

2.1      Purchased Shares, Warrants and Purchase Price
3.5(a)   List of Stockholders and Capital Stock and Stock Equivalents

                     STOCK AND WARRANT PURCHASE AGREEMENT


          STOCK AND WARRANT PURCHASE AGREEMENT, dated as of July 15, 1999 (this "Agreement"), among Prime Response Group Inc., a Delaware corporation (the "Company"), General Atlantic Partners 52, L.P., a Delaware limited partnership ("GAP LP"), and GAP Coinvestment Partners II, L.P., a Delaware limited partnership ("GAP Coinvestment" and, together with GAP LP, the "Purchasers").

          WHEREAS, upon the terms and conditions set forth in this Agreement, the Company proposes to issue and sell to (a) GAP LP, for an aggregate purchase price of $2,442,855, an aggregate of 814,285 shares of Series C Convertible Preferred Stock, par value $.01 per share, of the Company (the "Preferred Stock") and a warrant (the "GAP LP Warrant") to purchase, subject to the terms and conditions thereof, an aggregate of 273,099 shares of common stock, par value $.01 per share, of the Company (the "Common Stock") at an exercise price of $0.01 per share (subject to adjustment), containing the terms and conditions set forth in the form of warrant attached hereto as Exhibit E; and (b) GAP
                                                    ---------
Coinvestment, for an aggregate purchase price of $557,145, an aggregate of 185,715 shares of Preferred Stock and a warrant (the "GAPCO Warrant" and, together with the GAP LP Warrant, the "Warrants") to purchase, subject to the terms and conditions thereof, an aggregate of 62,286 shares of Common Stock, at an exercise price of $0.01 per share (subject to adjustment), containing the terms and conditions set forth in the form of warrant attached hereto as Exhibit
                                                                         -------
E; and
-

          WHEREAS, each share of Preferred Stock is convertible (subject to adjustment) into one share of Common Stock.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:


                                  ARTICLE I.

                                 DEFINITIONS
                                 -----------

          A.  Definitions.  As used in this Agreement, and unless the context
              -----------
requires a different meaning, the following terms have the meanings indicated:

          "Affiliate" shall mean any Person who is an "affiliate" as defined in
           ---------
Rule 12b2 of the General Rules and Regulations under the Exchange Act. The following shall be deemed to be Affiliates of GAP LP: (a) GAP LLC, the members of GAP LLC and the limited partners of GAP LP; (b) any Affiliate of GAP LLC, the members of GAP LLC and the limited partners of GAP LP; and (c) any limited liability company or partnership a majority of whose members or partners, as the case may be, are members of GAP LLC. GAP LP and GAP Coinvestment shall be deemed to be Affiliates of one another.

          "Agreement" means this Agreement as the same may be amended
           ---------
supplemented or modified in accordance with the terms hereof.

          "Board of Directors" means the Board of Directors of the Company.
           ------------------

          "Business Day" means any day other than a Saturday, Sunday or other
           ------------
day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

          "By-laws" means the by-laws of the Company in effect on the Closing
           -------
Date, as the same may be amended from time to time.

          "Certificate of Designations" means the Certificate of Designations
           ---------------------------
with respect to the Preferred Stock adopted by the Board of Directors and filed with the Secretary of State of the State of Delaware on or before the Closing Date substantially in the form attached hereto as Exhibit A.
                                                  ---------

          "Certificate of Incorporation" means the Certificate of Incorporation
           ----------------------------
of the Company, as the same shall have been amended from time to time.

          "Claims" means any actions, suits, proceedings, claims, complaints,
           ------
disputes, arbitrations or investigations.

          "Closing" has the meaning set forth in Section 2.5 of this Agreement.
           -------

          "Closing Date" has the meaning set forth in Section 2.5 of this
           ------------
Agreement.

          "Commission" means the Securities and Exchange Commission or any
           ----------
similar agency then having jurisdiction to enforce the Securities Act.

          "Common Stock" has the meaning set forth in the recitals to this
           ------------
Agreement.

          "Company" has the meaning set forth in the recitals to this Agreement.
           -------

          "Condition of the Company" means the assets, business, properties,
           ------------------------
prospects, operations or financial condition of the Company and the Subsidiaries, taken as a whole.

          "Contingent Obligation" means, as applied to any Person, any direct or
           ---------------------
indirect liability of that Person with respect to any Indebtedness, lease, dividend, guaranty, letter of credit or other obligation, contractual or otherwise (the "primary obligation") of another Person (the "primary obligor"),
                ------------------                           ---------------
whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligation or any property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof. The amount of any Contingent Obligation shall, unless stated to be otherwise in the instrument constituting the Contingent Obligation, be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Board of Directors.

          "Contractual Obligations" means as to any Person, any provision of any
           -----------------------
security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

          "Financial Statements" has the meaning set forth in Section 3.6.
           --------------------

          "GAAP" means generally accepted accounting principles in effect from
           ----
time to time in the United States or the United Kingdom, as the case may be.

          "GAP Coinvestment" has the meaning set forth in the recitals to this
           ----------------
Agreement.

          "GAP Coinvestment I" means GAP Coinvestment Partners, L.P., a New York
           ------------------
limited partnership.

          "GAPCO Warrant" has the meaning set forth in the recitals to this
           -------------
Agreement.

          "GAP 42" means General Atlantic Partners 42, L.P., a Delaware limited
           ------
partnership.

          "GAP 48" means General Atlantic Partners 48, L.P., a Delaware limited
           ------
partnership.

          "GAP LLC" means General Atlantic Partners, LLC, a Delaware limited
           -------
liability company and the general partner of GAP LP, and any successor to such entity.

          "GAP LP" has the meaning set forth in the recitals to this Agreement.
           ------

          "GAP LP Warrant" has the meaning set forth in the recitals to this
           --------------
Agreement.

          "Governmental Authority" means the government of any nation, state,
           ----------------------
city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

          "Indemnified Party" has the meaning set forth in Section 7.1 of this
           -----------------
Agreement.

          "Indemnifying Party" has the meaning set forth in Section 7.1 of this
           ------------------
Agreement.

          "Lien" means any mortgage, deed of trust, pledge, hypothecation,
           ----
assignment, encumbrance, lien (statutory or other) or preference, priority, right or other security interest or preferential arrangement of any kind or nature whatsoever (excluding preferred stock and equity related preferences), including, without limitation, those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease Obligation, or any financing lease having substantially the same economic effect as any of the foregoing.

          "Orders" has the meaning set forth in Section 3.2 of this Agreement.
           ------

          "Person" means any individual, firm, corporation, partnership, trust,
           ------
incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

          "Preferred Stock" has the meaning set forth in the recitals to this
           ---------------
Agreement.

          "Purchased Shares" has the meaning set forth in Section 2.1 of this
           ----------------
Agreement.

          "Purchasers" has the meaning set forth in the recitals to this
           ----------
Agreement.

          "Registration Rights Agreement Amendment" means Amendment No. 3 to the
           ---------------------------------------
Registration Rights Agreement, dated as of October 24, 1997, among the Company, GAP 42, GAP Coinvestment I and the stockholders named therein, substantially in the form attached hereto as Exhibit C.
                            ---------

          "Requirements of Law" means, as to any Person, any law, statute,
           -------------------
treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority or stock exchange, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

          "Securities Act" means the Securities Act of 1933, as amended, and the
           --------------
rules and regulations of the Commission thereunder.

          "Series A Preferred Stock" means the Series A Convertible
           ------------------------
Participating Preferred Stock, par value $.01 per share, of the Company.

          "Series B Preferred Stock" means the Series B Convertible
           ------------------------
Participating Preferred Stock, par value $.01 per share, of the Company.

          "Stock Equivalents" means any security or obligation which is by its
           -----------------
terms convertible into or exchangeable for shares of common stock or other capital stock or equity securities of the Company, and any option, warrant or other subscription or purchase right with respect to common stock or such other capital stock or equity securities.

          "Stockholders Agreement" has the meaning set forth in Section 5.7 of
           ----------------------
this Agreement.

          "Stockholders Agreement Amendment" means Amendment No. 3 to the
           --------------------------------
Stockholders Agreement, dated as of October 24, 1997, among the Company, GAP 42, GAP Coinvestment I and the stockholders named therein, substantially in the form attached hereto as Exhibit B.
                   ---------

          "Subsidiaries" means Prime Response Limited, a company registered in
           ------------
England and Wales under number 2155722, and a corporation or other Person of which 50% or more of the voting power of the outstanding voting equity securities or 50% or more of the outstanding economic equity interest is held, directly or indirectly, by such Person. Unless otherwise qualified, or the contest otherwise requires, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

          "Transaction Documents" means collectively, this Agreement, the
           ---------------------
Stockholders Agreement Amendment, the Registration Rights Agreement Amendment and the Warrants.

          "Warrants" has the meaning set forth in the recitals to this
           --------
Agreement.

          "Warrant Shares" has the meaning set forth in Section 2.2 of this
           --------------
Agreement.

          1.2  Accounting Terms; Financial Statements.  All accounting terms
               --------------------------------------
used herein not expressly defined in this Agreement shall have the respective meanings given to them in accordance with sound accounting practice. The term "sound accounting practice" shall mean such accounting practice as, in the opinion of the independent certified public accountants regularly retained by the Company, conforms at the time to GAAP applied on a consistent basis except for changes with which such accountants concur.


                                  ARTICLE II.

               PURCHASE AND SALE OF PREFERRED STOCK AND WARRANTS
               -------------------------------------------------

          2.1  Purchase and Sale of Preferred Stock.  Subject to the terms and
               ------------------------------------
conditions herein set forth, the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees that it will purchase from the Company, at the Closing, the aggregate number of shares of Preferred Stock set forth opposite such Purchaser's name on Schedule 2.1 hereto, for the aggregate
                                        ------------
purchase price set forth opposite such Purchaser's name on Schedule 2.1 hereto
                                                           ------------
(all of the shares of Preferred Stock being purchased hereunder by the Purchasers being referred to herein as the "Purchased Shares").

          2.2  Purchase and Sale of Warrants.  Subject to the terms and
               -----------------------------
conditions herein set forth, the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees that it will purchase from the Company, on the Closing Date, its Warrant, for the aggregate purchase price set forth opposite such Purchaser's name on Schedule 2.1 hereto (all of the shares
                                        ------------
of Preferred Stock issuable upon exercise of the Warrants being referred to herein as the "Warrant Shares").

          2.3  Certificate of Designations.  The Purchased Shares shall have
               ---------------------------
the rights and preferences set forth in the Certificate of Designations.

          2.4  Use of Proceeds.  The Company shall use the proceeds from the
               ---------------
issue and sale of the Purchased Shares and the Warrants to the Purchasers for working capital needs of the Company.

          2.5  Closing.  The closing of the sale and purchase of the Purchased
               -------
Shares (the "Closing") shall take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, no later than 4:00 p.m., New York time, on the date hereof, or at such other time, place, and date that the Company and the Purchasers may agree in writing (the "Closing Date"). On the Closing Date, the Company shall deliver to each Purchaser (a) a certificate representing the Purchased Shares being purchased by such Purchaser and (b) its Warrant, against delivery by such Purchaser to the Company of the aggregate purchase price therefor by wire transfer of immediately available funds.


                                 ARTICLE III.

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ---------------------------------------------

          The Company represents and warrants to the Purchasers as follows:

          3.1  Corporate Existence and Power.  Each of the Company and the
               -----------------------------
Subsidiaries (a) is, in the case of the Company and its Subsidiaries (other than Prime Response Limited), a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, and in the case of Prime Response Limited, is a company registered in England and Wales under number 2155722; (b) has all requisite power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently, or is proposed to be, engaged; (c) is, in the case of the Company and its Subsidiaries (other than Prime Response Limited), duly qualified as a foreign corporation, licensed and in good standing, and in the case of Prime Response Limited, is duly registered and remains subsisting under the laws of each jurisdiction in which its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to do so would not have a material adverse effect on the Condition of the Company; and (d) has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party. No jurisdiction, other than those referred to in clause (c) above, has claimed, in writing or otherwise, that the Company or any of the Subsidiaries is required to qualify as a foreign corporation therein, and neither the Company nor the Subsidiaries files any franchise, income or other tax returns in any other jurisdiction based upon the ownership or use of property therein or the derivation of income therefrom.

          3.2  Authorization; No Contravention.  The execution, delivery and
               -------------------------------
performance by the Company of this Agreement and each of the other Transaction Documents and the transactions contemplated hereby and thereby (a) have been duly authorized by all necessary corporate action of the Company; (b) do not contravene the terms of the Certificate of Incorporation or the By-laws, or any certificate of incorporation or by-laws or other organizational documents of any of the Subsidiaries; (c) do not violate, conflict with or result in any breach or contravention of, or the creation of any Lien under, any Contractual Obligation of the Company or any of the Subsidiaries, or any Requirement of Law applicable to the Company or any of the Subsidiaries; and (d) do not violate any judgment, injunction, writ, award, decree or order of any nature (collectively, "Orders") of any Governmental Authority against, or binding upon, the Company or any of the Subsidiaries.

          3.3  Governmental Authorization; Third Party Consents.  No approval,
               ------------------------------------------------
consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the sale, issuance and delivery of the Purchased Shares) by, or enforcement against, the Company of this Agreement and the other Transaction Documents or the transactions contemplated hereby and thereby.

          3.4  Binding Effect.  Each of the Transaction Documents has been duly
               --------------
executed and delivered by the Company, and each constitutes the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

          3.5  Capitalization.
               --------------

          (a) On the Closing Date, after giving effect to the transactions contemplated by this Agreement, the authorized capital stock of the Company shall consist of (i) 30,000,000 shares of Common Stock, of which 10,228,300 shares are issued and outstanding, and (ii) 3,855,000 shares of preferred stock, par value $.01 per share, of the Company, of which (x) 1,155,000 shares are Series A Preferred Stock, all of which are issued and outstanding to GAP 42 and GAP Coinvestment I, (y) 1,699,834 shares are Series B Preferred Stock, all of which are issued and outstanding to GAP 48, GAP 52, GAP Coinvestment I, GAP Coinvestment II, Richard S. Braddock and Allen Swann and (z) 1,000,000 shares are Preferred Stock, all of which will be outstanding and issued to the Purchasers. Schedule 3.5(a) sets forth, at and on the Closing Date, a true and
             ---------------
complete list of (x) the stockholders of the Company (including any trust or escrow agent arrangement created in connection with any employee stock option plan) and, opposite the name of each stockholder, the amount of all outstanding capital stock and Stock Equivalents owned by such stockholder and (y) the holders of Stock Equivalents (other than the stockholders set forth in clause
(x) above) and, opposite the name of each such holder, the amount of all Stock Equivalents owned by such holder. As of the Closing Date, the Company will have reserved an aggregate of 1,000,000 shares of Common Stock for issuance upon conversion of the Purchased Shares and an aggregate of 335,385 shares of Common Stock for issuance upon exercise of the Warrants. Except as set forth on
Schedule 3.5(a), there are no options, warrants, conversion privileges,
---------------
subscription or purchase rights or other rights presently outstanding to purchase or otherwise acquire (i) any authorized but unissued, unauthorized or treasury shares of the Company's capital stock, (ii) any Stock Equivalents or (iii) other securities of the Company. On the Closing Date, the Purchased Shares and the Warrants will be duly authorized, and when issued and sold to the Purchasers, after payment therefor in accordance herewith, will be validly issued, fully paid and nonassessable and will be issued in compliance with the registration and qualification requirements of all applicable United States federal, state and foreign securities laws (or pursuant to exemptions therefrom). The shares of Common Stock issuable upon conversion of the Purchased Shares are duly authorized and, when issued in compliance with the provisions of the Certificate of Designations, will be validly issued, fully paid and nonassessable and will be issued in compliance with the registration and qualification requirements of all applicable United States federal, state and foreign securities laws (or pursuant to exemptions therefrom). The Warrant Shares issuable upon exercise of the Warrants are duly authorized and, when issued in compliance with the provisions of the Warrants, will be validly issued, fully paid and non-assessable and will be issued in compliance with the registration and qualification requirements of all applicable United States federal, state and foreign securities laws (or pursuant to exceptions therefrom).

          (b) Neither the Company nor any of the Subsidiaries directly or indirectly owns or has made any investment in any of the capital stock of, or any other proprietary interest in, any Person other than Prime Response Limited, a company registered in England and Wales under number 2155722. The Company owns all of the issued and outstanding capital stock of the Subsidiaries, free and clear of all Liens. All of such shares of capital stock are duly authorized, validly issued and fully paid, and all of such shares were issued in compliance with the requirements of all applicable Requirements of Law. There are no options, warrants, conversion privileges, subscription or purchase rights or other rights to purchase or otherwise acquire any authorized but unissued shares or other securities of, or any proprietary interest in, the Subsidiaries, and there is no outstanding security of any kind convertible into or exchangeable for such shares or proprietary interest.

          3.6  Financial Statements.  By the Closing Date, the Company shall
               --------------------
have delivered to the Purchasers its unaudited consolidated financial statements (balance sheet and statement of operations) for the period ending April 30, 1999, (the "Financial Statements"). The Financial Statements shall be prepared in accordance with United States GAAP applied on a consistent basis throughout the periods indicated and with each other, except that the Financial Statements shall not contain footnotes or normal year-end adjustments. The Financial Statements, at the time of their delivery to the Purchasers and at all other times, shall fairly present the financial condition, operating results and cash flows of the Company as of the respective dates and for the respective periods indicated in accordance with United States GAAP, except that the Financial Statements shall not contain footnotes or normal year-end adjustments.

          3.7  No Default or Breach; Contractual Obligations.  Neither the
               ---------------------------------------------
Company nor any of its Subsidiaries has received notice of, and is not in default under, or with respect to, any Contractual Obligation in any respect, which, individually or together with all such defaults, could have a material adverse effect on (i) the Condition of the Company or (ii) the ability of the Company to perform its obligations under this Agreement or the other Transaction Documents to which it is a party.

          3.8   No Material Adverse Change; Ordinary Course of Business.  Since
                -------------------------------------------------------
January 1, 1999 (a) there has not been any material adverse change, nor to the knowledge of the Company is any such change threatened, in the Condition of the Company, (b) the Company has not participated in any transaction or otherwise acted outside the ordinary course of business, including, without limitation, declaring or paying any dividend or declaring or making any distribution to its stockholders except out of the earnings of the Company and (c) the Company has not increased the compensation of any of its officers or the rate of pay of any of its employees, except as part of regular compensation increases in the ordinary course of business.

          3.9   Private Offering.  No form of general solicitation or general
                ----------------
advertising was used by the Company or its representatives in connection with the offer or sale of the Purchased Shares or the Warrants. No registration of the Purchased Shares, the Warrants or the Warrant Shares pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws, will be required for the offer, sale or issuance of the Purchased Shares, the Warrants or the Warrant Shares.

          3.10  Broker's, Finder's or Similar Fees.  There are no brokerage
                ----------------------------------
commissions, finder's fees or similar fees or commissions payable by the Company or any of its Subsidiaries in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Company or any of its Subsidiaries or any action taken by any such Person.

          3.11  Disclosure.  This Agreement and the documents and certificates
                ----------
furnished to the Purchasers by the Company, taken as a whole, do not contain any untrue statement of a material fact or to the Company's knowledge omit to state a material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.


                                  ARTICLE IV.

               REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS
               ------------------------------------------------

          Each of the Purchasers hereby represents and warrants (severally as to itself and not jointly) to the Company as follows:

          4.1  Existence and Power.  Each of GAP LP and GAP Coinvestment (a) is
               -------------------
 a partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, (b) has all requisite power and authority to conduct the business in which it is currently, or is proposed to be, engaged, and (c) has the requisite partnership power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party.

          4.2  Authorization; No Contravention.  The execution, delivery and
               -------------------------------
performance by such Purchaser of this Agreement and each of the other Transaction Documents to which it is a party and the transactions contemplated hereby and thereby (including, without limitation, the purchase of the Purchased Shares and the Warrants) (a) have been duly authorized by all necessary partnership action, (b) do not contravene the terms of such Purchaser's organizational documents, or any amendment thereof, (c) do not violate, conflict with or result in any breach or contravention of or the creation of any Lien under, any Contractual Obligation of such Purchaser, or any Requirement of Law applicable to such Purchaser and (d) do not violate any Orders of any Governmental Authority against, or binding upon, such Purchaser.

          4.3  Governmental Authorization; Third Party Consents.  No approval,
               ------------------------------------------------
consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person, and no lapse of a waiting period under any Requirement of Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the purchase of the Purchased Shares and the Warrants) by, or enforcement against, such Purchaser of this Agreement and each of the other Transaction Documents to which such Purchaser is a party or the transactions contemplated hereby and thereby.

          4.4  Binding Effect.  Each of the Transaction Documents to which such
               --------------
Purchaser is a party has been duly executed and delivered by such Purchaser, and each constitutes the legal, valid and binding obligations of such Purchaser, enforceable against it in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

          4.5  Purchase for Own Account.  The Purchased Shares and the Warrants
               ------------------------
to be acquired by such Purchaser pursuant to this Agreement and the shares of Common Stock issuable upon conversion of the Purchased Shares and its Warrant Shares are being or will be acquired for investment for its own account and with no intention of distributing or reselling, or granting any participation in, such Purchased Shares, such shares of Common Stock, such Warrants, such Warrant Shares or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or any state or foreign jurisdiction, without prejudice, however, to the rights of such Purchaser at all times to sell or otherwise dispose of all or any part of such Purchased Shares, such shares of Common Stock, such Warrants or such Warrant Shares under an effective registration statement under the Securities

Act and under the applicable state or foreign securities laws, or under an exemption from such registration available under such laws, and subject, nevertheless, to the disposition of such Purchaser's property being at all times within its control. If such Purchaser should in the future decide to dispose of any of such Purchased Shares, such shares of Common Stock, such Warrants or such Warrant Shares, such Purchaser understands and agrees that it may do so only in compliance with the Securities Act and applicable state and foreign securities laws, as then in effect. Such Purchaser agrees to the imprinting, so long as required by law, of legends on certificates representing all of its Purchased Shares, shares of Common Stock issuable upon conversion of its Purchased Shares and its Warrant Shares as required by any applicable state securities laws and to the following effect (and acknowledges that the Company will make a notation on its transfer books to such effect):

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY JURISDICTION OF THE UNITED STATES. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND UNDER THE APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN OPINION OF COUNSEL TO THE COMPANY OR OTHER COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, IF REQUESTED BY THE COMPANY, THAT THERE IS AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

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

     FIVE DAYS AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR.

          4.6  Restricted Securities.  Such Purchaser understands that the
               ---------------------
Purchased Shares, its Warrant and the Warrant Shares issuable upon exercise of its Warrant will not be registered under the Securities Act at the time of their issuance for the reason that the sale provided for in this Agreement is exempt pursuant to Rule 506 of Regulation D promulgated under the Securities Act and that the reliance of the Company on such exemption is predicated in part on such Purchaser's representations set forth herein. Such Purchaser also represents that it is experienced in evaluating companies such as the Company, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to suffer the total loss of its investment. Such Purchaser further represents that it has had the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of the offering and the Company's business, management and financial affairs and to obtain additional information to such Purchaser's satisfaction.

          4.7  Investment Experience.  Such Purchaser is an investor in
               ---------------------
securities of companies in the development stage and acknowledges that it has, by reason of its business and financial experience, the capacity to protect its own interest in connection with the transaction and that it is able to bear the economic risk of its investment in the transaction. Such Purchaser is an "Accredited Investor" as defined in Rule 501(a) under the Securities Act.

          4.8  Broker's, Finder's or Similar Fees.  There are no brokerage
               ----------------------------------
commissions, finder's fees or similar fees or commissions payable by such Purchaser, in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with such Purchaser or any action taken by such Purchaser.


                                  ARTICLE V.

                         CONDITIONS TO THE OBLIGATION
                          OF THE PURCHASERS TO CLOSE
                         ----------------------------

          The obligation of the Purchasers to purchase the Purchased Shares and the Warrants, to pay the purchase price therefor at the Closing and to perform their other obligations hereunder shall be subject to the satisfaction as determined by, or waiver by, the Purchasers of the following conditions on or before the Closing Date:

          5.1  Secretary's Certificate.  The Purchasers shall have received a
               -----------------------
certificate from the Company, in form and substance reasonably satisfactory to the Purchasers, dated the Closing Date and signed by the Secretary or an Assistant Secretary of the Company, certifying that the attached copies of the Certificate of

Incorporation, the Certificate of Designations, the By-laws and resolutions of the Board of Directors approving this Agreement and each of the other Transaction Documents to which the Company is a party and the transactions contemplated hereby and thereby, are all true, complete and correct and remain unamended and in full force and effect.

          5.2  Filing of Certificate of Designations.  The Certificate of
               -------------------------------------
Designations shall have been duly filed by the Company with the Secretary of State of the State of Delaware in accordance with the General Corporation Law of the State of Delaware.

          5.3  Stockholders Agreement Amendment.  The Company, James Carling,
               --------------------------------
Nevin Prakash, Richard S. Braddock and Allen Swann and the other stockholders party thereto shall have duly executed and delivered the Stockholders Agreement Amendment.

          5.4  Registration Rights Agreement Amendment.  The Company, James
               ---------------------------------------
Carling and Nevin Prakash shall have duly executed and delivered the Registration Rights Agreement Amendment.

          5.5  Purchased Shares.  The Company shall be prepared to deliver to
               ----------------
each of the Purchasers certificates in definitive form representing the number of Purchased Shares set forth opposite such Purchaser's name on Schedule 2.1
                                                                ------------
hereto, registered in the name of such Purchaser.

          5.6  Warrants.  The Company shall have duly executed and delivered to
               --------
GAP LP the GAP LP Warrant and to GAP Coinvestment the GAPCO Warrant, each substantially in the form attached hereto as Exhibit E, and registered in the
                                             ---------
name of GAP LP and GAP Coinvestment, respectively.

          5.7  Waivers.  James Carling, Nevin Prakash, Richard S. Braddock and
               -------
Allen Swann shall have waived any preemptive rights with respect to the Purchased Shares pursuant to Section 4 of the Stockholders Agreement, dated as of October 24, 1997, among the Company, GAP 42, GAP Coinvestment and the stockholders named therein, as amended (as so amended, the "Stockholders Agreement").

          5.8  Opinion of Counsel.    The Purchasers shall have received an
               ------------------
opinion of Brobeck Hale and Dorr, counsel to the Company, dated the Closing Date, relating to the transactions contemplated by or referred to herein, substantially in the form attached hereto as Exhibit D.
                                             ---------

          5.9  Adjustments to Series A and Series B Conversion Prices.    The
               ------------------------------------------------------
Purchasers shall have received resolutions of the Board of Directors, in form and substance satisfactory to the Purchasers, approving the anti-dilution adjustments to the conversion prices set forth in the certificates of designations relating to the Series A

Preferred Stock and the Series B Preferred Stock respectively which are triggered by the issuance of the shares of Series C Preferred Stock and the Warrants contemplated by this Agreement.


                                  ARTICLE VI.

                         CONDITIONS TO THE OBLIGATION
                          OF THE COMPANY TO CLOSE
                         --------------------------

          The obligation of the Company to issue and sell the Purchased Shares and the Warrants and the obligation of the Company to perform its other obligations hereunder, shall be subject to the satisfaction as determined by, or waiver by, the Company of the following conditions on or before the Closing
Date:

            6.1   Stockholders Agreement Amendment .  The Purchasers shall
                  --------------------------------
 have duly executed and delivered the Stockholders Agreement Amendment.

            6.2   Registration Rights Agreement Amendment .  The Purchasers
                  ---------------------------------------
shall have duly executed and delivered the Registration Rights Agreement Amendment.

            6.3   Payment by the Purchasers .  Each of the Purchasers shall be
                  ---------------------------------------
prepared to pay the aggregate purchase price for its Purchased Shares and its Warrant.

            6.4   Waiver.  GAP 42, GAP 48 and GAP Coinvestment I shall have
                  ------
waived any preemptive rights with respect to the Purchased Shares, the Warrants and the Warrant Shares pursuant to Section 4 of the Stockholders Agreement.


                                 ARTICLE VII.

                                INDEMNIFICATION
                                ---------------

          7.1  Indemnification.  Except as otherwise provided in this Article
               ---------------
7, the Company and each of the Purchasers, severally and not jointly, as applicable (the "Indemnifying Party"), agrees to indemnify, defend and hold harmless the Purchasers, in the case of indemnity by the Company, or the Company, in the case of indemnity by the Purchasers, as applicable, and their Affiliates and their respective officers, directors, agents, employees, subsidiaries, partners, members and controlling persons (each, an "Indemnified Party") to the fullest extent permitted by law from and against any and all losses, Claims (including any Claim by a third party), damages, expenses (including reasonable fees, disbursements and other charges of counsel incurred by the Indemnified Party in any action between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise) or other liabilities (collectively, "Losses") resulting from, arising out of or relating to any breach of any representation or warranty, covenant or agreement by the Indemnifying Party in this Agreement or the other Transaction Documents, including, without limitation, any legal, administrative or other actions (including actions brought by the Purchasers or the Company or any equity holders or partners of such Persons or derivative actions brought by any Person claiming through or in the Company's name or in the name of either of the Purchasers), proceedings or investigations (whether formal or informal), or written threats thereof, based upon, relating to or arising out of this Agreement or the other Transaction Documents, the transactions contemplated hereby and thereby, or any Indemnified Party's role therein or in transactions contemplated thereby; provided, that the Indemnifying Party shall not be liable
                      --------
under this Section 7.1 to an Indemnified Party to the extent that it is finally judicially determined that such Losses resulted primarily from the material breach by such Indemnified Party of any representation, warranty, covenant or other agreement of such Indemnified Party contained in this Agreement; and provided, further, that if and to the extent that such indemnification is
--------  -------
unenforceable for any reason, the Indemnifying Party shall make the maximum contribution to the payment and satisfaction of such Losses which shall be permissible under applicable laws. The amount of any payment by any Indemnifying Party to any Indemnified Party herewith in respect of any Loss shall be of sufficient amount to make such Indemnified Party whole, and, in the case of indemnity by the Company, shall consist of an amount sufficient to make up any diminution in the value of the Purchased Shares or the Warrants held by such Indemnified Party resulting from the payment by the Company of such indemnification payment. In connection with the obligation of the Indemnifying Party to indemnify for expenses as set forth above, the Indemnifying Party shall, upon presentation of appropriate invoices containing reasonable detail, reimburse each Indemnified Party for all such expenses (including reasonable fees, disbursements and other charges of counsel incurred by the Indemnified Party in any action between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise) as they are incurred by such Indemnified Party; provided, however, that if an Indemnified
                                    --------  -------
Party is reimbursed hereunder for any expenses, such reimbursement of expenses shall be refunded to the extent it is finally judicially determined that the Losses in question resulted primarily from the willful misconduct or gross negligence of such Indemnified Party. Notwithstanding the foregoing, indemnification with respect to this Section 7.1 by the Company shall be limited to the aggregate consideration paid by the Purchasers for the Purchased Shares and the Warrants, and indemnification by the Purchasers shall be limited to the aggregate consideration paid by such Purchaser for its Purchased Shares and its Warrant.

          7.2  Notification.  Each Indemnified Party under this Article 7
               ------------
shall, promptly after the receipt of notice of the commencement of any action, investigation, claim or other proceeding against such Indemnified Party in respect of which indemnity may be sought from the Indemnifying Party under this
Article 7, notify the Indemnifying Party in writing of the commencement thereof. The omission of any Indemnified Party to so notify the Indemnifying Party of any such action shall not relieve the Indemnifying Party from any liability which it may have to such Indemnified Party (a) other than pursuant to this Article 7 or (b) under this
Article 7 unless, and only to the extent that, such omission results in the Indemnifying Party's forfeiture of substantive rights or defenses. In case any such action, claim or other proceeding shall be brought against any Indemnified Party, and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment; provided, however, that any Indemnified Party may, at its
                     --------  -------
own expense, retain separate counsel to participate in such defense at its own expense. Notwithstanding the foregoing, in any action, claim or proceeding in which both the Indemnifying Party, on the one hand, and an Indemnified Party, on the other hand, are, or are reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel at the expense of the Indemnifying Party and to control its own defense of such action, claim or proceeding if, in the reasonable opinion of counsel to such Indemnified Party, a conflict or potential conflict exists between the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable; provided, however, that the Indemnifying
                                        --------  -------
Party shall not be liable for the fees and expenses of more than one counsel to all Indemnified Parties. The Indemnifying Party agrees that it will not, without the prior written consent of the Indemnified Party, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising or that may arise out of such claim, action or proceeding. The Indemnifying Party shall not be liable for any settlement of any claim, action or proceeding effected against an Indemnified Party without the Indemnifying Party's written consent, which consent shall not be unreasonably withheld. The rights accorded to an Indemnified Party hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise; provided, however, that notwithstanding the foregoing or anything to the
--------  -------
contrary contained in this Agreement, nothing in this Article 7 should restrict or limit any rights that any Indemnified Party may have to seek equitable relief.


                                 ARTICLE VIII.

                             AFFIRMATIVE COVENANTS
                             ---------------------

          The Company hereby covenants and agrees with the Purchasers as follows:

          8.1  Financial Statements and Other Information.  The Company shall
               ------------------------------------------
deliver to each Purchaser, in form and substance satisfactory to such Purchaser:

          (a) as soon as available, but not later than one hundred twenty (120) days after the end of each fiscal year of the Company, a copy of the audited balance sheet of the Company as of the end of such fiscal year and the related statements of operations and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, all in reasonable detail and accompanied by a management summary and analysis of the operations of the Company for such fiscal year and by the opinion of a nationally recognized independent certified public accounting firm which report shall state without qualification that such financial statements present fairly the financial condition as of such date and results of operations and cash flows for the periods indicated in conformity with GAAP applied on a consistent basis;

          (b) commencing with the fiscal period ending on June 30, 1999, as soon as available, but in any event not later than forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year, the unaudited balance sheet of the Company, and the related statements of operations and cash flows for such quarter and for the period commencing on the first day of the fiscal year and ending on the last day of such quarter, all certified by an appropriate officer of the Company as presenting fairly the financial condition as of such date and results of operations and cash flows for the periods indicated in conformity with GAAP applied on a consistent basis, subject to normal year-end adjustments and the absence of footnotes required by GAAP; and

          (c) as promptly as practicable, but not later than five (5) days after the end of each fiscal year of the Company, a certificate signed by the Chief Executive Officer of the Company in customary form certifying that the Company is not a "foreign person" within the meaning of Section 1445 of the Code.

          (d) Reservation of Common Stock.  The Company shall at all times (i)
              ---------------------------
reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issue or delivery upon conversion of the Purchased Shares, and (ii) reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issue or delivery upon exercise of the Warrants, as provided in the Certificate of Designations and the Warrants (in the case of the Warrant Shares), the maximum number of shares of Common Stock that may be issuable or deliverable upon such conversion or exercise, as the case may be. Such shares of Common Stock are duly authorized and, when issued or delivered in accordance with the Certificate of Designations and the Warrants (in the case of the Warrant Shares), as the case may be, against payment therefor, shall be validly issued, fully paid and non-assessable. The Company shall issue such shares of Common Stock in accordance with the terms of the Certificate of Designations or the Warrants, as the case may be, and otherwise comply with the terms hereof and thereof.

                                  ARTICLE IX

                                 MISCELLANEOUS
                                 -------------

         9.1  Survival of Representations and Warranties.  All of the
              ------------------------------------------
representations and warranties made herein shall survive the execution and delivery of this Agreement, any investigation by or on behalf of the Company or the Purchasers, or acceptance of the Purchased Shares and the Warrants or termination of this Agreement until the third anniversary of the Closing Date.

         9.2  Notices.  All notices, demands and other communications provided
              -------
for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

               (a)  if to the Company:

                    Prime Response Group Inc.
                    150 CambridgePark Drive
                    Cambridge, MA 02140
                    Telecopy: (617) 876-8383
                    Attention: Chief Executive Officer

                    with a copy to:

                    Brobeck Hale and Dorr
                    Hasilwood House
                    60 Bishopsgate
                    London EC2N 4AJ
                    England
                    Telecopy: 44 171 638 5888
                    Attention: David Ayres

               (b)  if to the Purchasers:

                    c/o General Atlantic Service Corporation
                    3 Pickwick Plaza
                    Greenwich, Connecticut 06830
                    Telecopy:  (203) 622-8818
                    Attention:  William E. Ford
                    with a copy to:

                    Paul, Weiss, Rifkind, Wharton & Garrison
                    1285 Avenue of the Americas
                    New York, New York 10019-6064
                    Telecopy:  (212) 757-3990
                    Attention:  Matthew Nimetz, Esq.

          All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if properly telecopied.

         9.3  Successors and Assigns; Third Party Beneficiaries.  This
              -------------------------------------------------
Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Subject to applicable securities laws, each of the Purchasers may assign any of its rights under any of the Transaction Documents to any of its Affiliates. The Company may not assign any of its rights under this Agreement without the written consent of the holders of a majority of the Purchased Shares. No Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

         9.4  Amendment and Waiver.
              --------------------

              (a) No failure or delay on the part of the Company or the Purchasers in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Purchasers at law, in equity or otherwise.

              (b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or the Purchasers from the terms of any provision of this Agreement, shall be effective only if it is made or given in writing and signed by the Company and the holders of a majority of the Purchased Shares. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

         9.5  Counterparts.  This Agreement may be executed in any number of
              ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         9.6  Headings.  The headings in this Agreement are for convenience of
              --------
reference only and shall not limit or otherwise affect the meaning hereof.

         9.7  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND
              -------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF ANY JURISDICTION.

         9.8  Severability.  If any one or more of the provisions contained
              ------------
herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

         9.9  Entire Agreement.  This Agreement, together with the exhibits
              ----------------
and schedules hereto and the other Transaction Documents, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits and schedules hereto and the other Transaction Documents, supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         9.10 Fees.  Upon the Closing the Company shall reimburse GAP LP and
              ----
GAP Coinvestment for their reasonable fees, disbursements and other charges of counsel incurred in connection with the transactions contemplated by this Agreement. Except as provided in the preceding sentence, each party hereto shall bear their own costs and expenses in connection with the preparation, execution and delivery of this Agreement and other Transaction Documents, and the transactions contemplated hereby and thereby.

         9.11 Publicity.  Except as may be required by any applicable
              ---------
Requirement of Law, none of the parties hereto shall issue a publicity release or public announcement or otherwise make any disclosure concerning this Agreement or the transactions contemplated hereby, without prior approval by the other parties hereto (which approval shall not be unreasonably withheld); provided, however, that nothing in this Agreement shall restrict any Purchaser
--------  -------
from disclosing information (a) that is already publicly available; (b) to the prospective transferee in connection with any contemplated transfer of any of the Purchased Shares; and (c) to its attorneys, accountants, consultants and other advisors to the extent necessary to obtain their services in connection with such Purchaser's investment in the Company. GAP LLC may disclose on its worldwide web page, www.gapartners.com, the name of the Company, its address, the identity of its Chief Executive Officer, a description of the

Company's business (which description shall be reasonably acceptable to the Company) and the aggregate dollar amount invested by GAP LLC and its Affiliates in the Company. If any announcement is required by any applicable Requirement of Law to be made by any party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties an opportunity to comment thereon.

         9.12 Further Assurances.  Each of the parties shall execute such
              ------------------
documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person, and otherwise fulfilling, or causing the fulfillment of, the conditions to the Closing set forth in Articles 5 and 6) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement and to consummate and make effective as promptly as possible the transactions contemplated by this Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Stock and Warrant Purchase Agreement to be executed and delivered by their respective officers hereunto duly authorized on the date first above written.



                         PRIME RESPONSE GROUP INC.


                         By:  /s/ Peter J. Boni
                              ________________________________
                              Name: Peter J. Boni
                              Title: President & CEO



                         GENERAL ATLANTIC PARTNERS 52, L.P.

                         By:  GENERAL ATLANTIC PARTNERS, LLC,
                              its General Partner

                         By:  /s/ illegible
                              ___________________________
                              Name:
                              Title:  A Managing Member


                         GAP COINVESTMENT PARTNERS II, L.P.

                         By:  /s/ illegible
                              ________________________________
                              Name:
                              Title:  A General Partner

                                                            Schedule 2.1
                                                            ------------



                 Purchased Shares, Warrants and Purchase Price
                 ---------------------------------------------


                                               Shares of Common Stock
                                                   Issuable Upon
Purchaser                 Purchased Shares      Exercise of Warrants        Purchase Price
---------                 ----------------      --------------------        --------------

GAP LP                        814,285                   273,099                $2,442,855

GAP Coinvestment              185,715                    62,286                   557,145
                            ---------                   -------                ----------

Total:                      1,000,000                   335,385                $3,000,000
